UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2006
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated November 15, 2006

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Charles F. Kane was appointed to our Board of Directors effective November 9, 2006. Mr. Kane has also been appointed to the Special Committee that our Board of Directors created in September 2006 to continue the investigation begun by the Audit Committee of our Board of Directors with respect to our historical practices regarding our stock option program.
     Mr. Kane has held several leadership positions in the technology industry and is currently the Chief Financial Officer of “One Laptop per Child,” a non-profit organization founded at Massachusetts Institute of Technology that provides computers and internet access for students in the developing world. He was previously the Chief Financial Officer of RSA Security, a provider of security software, which was recently acquired by EMC Corporation. Other former positions include Chief Financial Officer of Aspen Technology, a leading supplier of operations management software to the process industries; President and Chief Executive Officer of Corechange, Inc., an enterprise software company that was acquired by Open Text Corporation; and Chief Financial Officer of Informix Software, a database software provider acquired by IBM. Mr. Kane also held senior financial positions at Stratus Computer, Inc., Prime Computer, Inc., and Deloitte & Touche LLP.
     Mr. Kane holds an MBA degree in International Finance from Babson College and a BBA in Accountancy from the University of Notre Dame and is a Certified Public Accountant. He also holds directorships at Applix, a provider of business performance management software solutions, and Netezza Corporation, a provider of data warehouse appliances.
     Subject to the approval of the Compensation Committee of our Board of Directors, Mr. Kane will be granted an option to purchase 10,000 shares of our common stock. The grant will be made under our 1997 Stock Incentive Plan. The option will have a term of seven years and an exercise price equal to the closing price of our common stock on the date of grant. The option will vest in equal monthly increments over 60 months beginning on the first day of the month following the date of grant.
     There are no family relationships between Mr. Kane and any of our directors or executive officers. There is no arrangement or understanding between Mr. Kane and any other person pursuant to which he was selected as a director, nor are we aware, after inquiry of Mr. Kane, of any related-person transaction or series of transactions required to be disclosed under the rules of the SEC.
Item 7.01 Regulation FD Disclosure
     On November 15, 2006, we issued a press release announcing Mr. Kane’s appointment, a copy of which is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     99.1 Press Release dated November 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2006	Progress Software Corporation
	By:	/s/ James D. Freedman
Senior Vice President and General
Counsel